Investor Presentation Nareit REITworld 2019 November 12-14 Preserve at Marin Corte Madera, CA

Economic Income and earnings Aimco’s primary measure of long-term financial performance is Economic Income. Measuring Aimco shareholder value creation by the per share change in Net Asset Value (NAV) plus Cash Dividends paid, Aimco Economic Income has compounded: Since IPO through 3Q 2019(1), at 14% annually; and Over the last five years, through 3Q 2019, at 10.2% annually, reflecting lower leverage and stable, full pricing for assets. Aimco publishes its NAV estimate semi-annually; as of 3Q 2019: NAV = $58 per share. At year end 2019, Aimco estimates its NAV will be $59 per share; reflecting one-year Economic Income growth of 8% and five-year Economic Income growth of 10% annually. Over the same 25 years, since IPO, Aimco’s Total Shareholder Return has tracked Economic Income, often with a lag. The result, compounded annually since IPO: AIV up 11.8%; S&P 500 up 9.9% 192 of the current S&P 500 companies have been public for 25 years. Aimco has outperformed two-thirds of these companies with a total return ~40% above the median. ECONOMIC INCOME: Captures the VALUE CREATED and FUTURE GROWTH expectations from investment before they are converted into earnings, and Is Aimco’s compass when deciding to ACCEPT LOWER SHORT-TERM EARNINGS in order to achieve GREATER LONG-TERM GAIN. Aimco accepts lower short-term earnings when it places a stabilized property with current cash flow in redevelopment. For example, when Aimco decided to vacate the North Tower of Flamingo, that decision lowered NOI by $6.4M annually. NOI will be reduced further as properties are sold to fund the cost of construction. NOI is expected to recover as property upgrades are completed and ADO is restored. This paired trade reduces our exposure in Chicago, where revenue growth is expected to be slow and property taxes unpredictable, and increases our exposure in Miami, where the revenue growth rate is expected to be greater than the Suburban Chicago locations we are selling… by approximately 150 basis points. At this time Aimco expects $27M of incremental NOI to be earned in from 2021-2023 from properties in redevelopment and not stabilized by year-end 2020. Aimco also accepted near-term earnings dilution in 2018 when it sold its Asset Management business. 4Q 2019 will be the first quarter where the increasing profitability of apartment operations will be apparent in year-over-year comparisons of FFO and AFFO. At the midpoint of our fourth quarter pro forma FFO guidance, adjusted for comparable capital replacement spending, we expect year-over-year AFFO growth to accelerate to ~6%. In 2020, Aimco forecasts AFFO growth of 6%-8%. See Aimco’s Preliminary 2020 Outlook(2). Represents Aimco’s last published Net Asset Value of $58/sh at 9/30/2019 and share price at IPO as a proxy for NAV. As forecasted in the Aimco Operating Update & Preliminary 2020 Outlook published September 30, 2019. Growth ranges are for midpoint expectations, formal 2020 guidance ranges will be provided in early 2020.

Market-rate acquisition IRRs based on weighted-average, risk-adjusted IRRs in Aimco markets as published by Green Street Advisors. Aimco Economic Income is the result of performance in five key business areas. Operations Drive rent growth based on high levels of resident retention, through superior customer selection and satisfaction, coupled with disciplined innovation resulting in sustained cost control, to maximize NOI margins (peer-leading for each of the last nine quarters). Redevelopment and Development Create value and maximize earnings potential by the renovation and repositioning of apartment communities through small phase and major redevelopments. Portfolio Management/ Capital Allocation Maintain an apartment portfolio diversified by geography and price point with a focus on properties with high land value located in submarkets with outsized future growth prospects. Invest in properties where we expect the appreciation of land to create opportunities for profitable redevelopment. Current capital allocation favors Redevelopment and Development on a risk-adjusted, leverage-neutral basis with average Free Cash Flow IRRs of ~10%, as compared to acquisition of stabilized properties with Free Cash Flow IRRs of 6% to 7%(1), and share repurchases with Free Cash Flow IRRs in the mid-6% range. Balance Sheet Utilize safe property debt that is low-cost, long-dated, amortizing, and non-recourse; limiting entity and refunding risk while maintaining asset flexibility. Team Focus intentionally on a collaborative and productive culture based on respect for others and personal responsibility, reinforced by a preference for promotion from within based on explicit talent development and succession planning to produce the strong, stable team that is the enduring foundation of Aimco success. Strategic focus

OPERATIONS UPDATE

PEER-LEADING SAME STORE OPERATIONS

YTD through Sept 30, 2019, Aimco has:

- Revenue growth of 4.0%, *30 bps better than any peer;*
- Expense growth of 1.9%, *60 bps better than any peer;*
- Net operating income (NOI) growth of 4.7%, *50 bps better than any peer; and*
- Same Store NOI margin of 73.2%, *100 bps ahead of the next closest peer.*

Through October, Aimco has:

- Completed about 94% of leasing activity expected for the year;
- Increased average daily occupancy ("ADO") year-over-year by 60 bps; and
- Improved blended lease rates year-over-year by 3.5%.

CHANGES IN SAME STORE RENTAL RATES	1Q 2019	2Q 2019	3Q 2019	Oct 2019	YTD Leases
RENEWALS	5.2%	5.0%	4.6%	5.1%	4.9%
NEW LEASES	0.8%	2.0%	2.5%	1.0%	2.0%
WT. AVG.	2.9%	3.6%	3.6%	3.1%	3.5%
AVERAGE DAILY OCCUPANCY ("ADO")	97.0%	96.9%	96.8%	97.1%	96.9%

PRELIMINARY 2020 OUTLOOK(1)

- Same store communities are expected to contribute $0.13 to $0.15 per share to AFFO growth in 2020 … or 3.7% to 4.1% NOI growth.
    - 2020 Same Store NOI growth results from revenue growth of 3.2% to 3.6% and expense growth limited to 1.8% to 2.2%.


Indigo
Redwood City, CA

(1) As forecasted in the Aimco Operating Update & Preliminary 2020 Outlook published September 30, 2019. Growth ranges are for midpoint expectations, formal 2020 guidance ranges will be provided in early 2020.

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INNOVATION & PRODUCTIVITY

- **Focus on efficient, productive operations:** Aimco considers Controllable Operating Expenses ("COE"), defined as property level expenses before taxes, insurance, and utilities, as one measure of operating efficiency.
  - 2019 Same Store COE growth is expected to be **50 bps**.
  - For the five years ended 2018, Aimco Same Store COE growth was **1.1%**, ***100 bps below the peer average***.[1]
  - For the five years ended 2018, Aimco Same Store Expense growth was **2.0%**, ***110 bps below the peer average***.[1]
  - For the ten years ended 2018, Aimco Same Store COE growth was **flat**.[2]
  - For the ten years ended 2018, Aimco Same Store Expense growth was **1.2%**, ***120 bps below the peer average***.[1]

- **Disciplined innovation is the foundation of Aimco cost control efforts. Innovative activities include:**
  - **Redesign work:** moving administrative tasks to the Shared Service Center reduces cost and allows site teams to focus on sales and service.
  - **Standardize processes and purchases:** reducing complexity, enhancing productivity, and increasing volume discounts.
  - **Invest consistently:** focus on total lifecycle costs by installing more durable in-unit materials such as plank flooring instead of carpet, and granite countertops instead of laminate.
  - **Leverage Technology:** meet today's customer preference for on-line self-service and convenience, while also reducing costs through such innovations as software controls, package lockers, and smart home technology.



Same Store Expense Growth
2013 - 2018
120
115
110
105
100
95
2013
2014
2015
2016
2017
2018
CAGR
3.1% Peer Avg
2.0% Aimco



Same Store COE Growth
2013 - 2018
120
115
110
105
100
95
2013
2014
2015
2016
2017
2018
CAGR
2.1% Peer Avg COE
1.1% Aimco COE

(1) Peer group consists of AVB, CPT, EQR, ESS, MAA, and UDR. Peer average COE is calculated, per Aimco's COE definition, as the CAGR of peer averages. SS Expense breakout is not publicly reported by MAA in 2014, therefore it was excluded from the 5-year COE average. For the four years ended 2018, Aimco COE growth was 1.3%, 70 bps below peer average (including MAA).

(2) Due to inadequate public Same Store COE disclosure from peers a ten-year comparison is not available.

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Redevelopment Cycle “SMALL PHASE” REDEVELOPMENTS - INVENTORY MANAGEMENT When practical, Aimco prefers “small phase” redevelopments which provide optionality to improve the offering and flexibility to adjust the volume to market demand. Current examples include Bay Parc and the Center Tower at Flamingo Point. Managing inventory to meet demand optimizes pricing and allows for predictable NOI growth proportional to value creation. “MAJOR” REDEVELOPMENTS Aimco engages in “large phase” or “major” redevelopments when the scope of the project, or structure of the community, requires investment in larger building systems. Major redevelopments have comparable value creation, but their longer cycle time increases current period earnings dilution. Recent examples include The Sterling, Park Towne Place, and the North Tower at Flamingo Point. REDEVELOPMENT CYCLE Redevelopment contribution of value creation to Aimco Economic Income is largely consistent, while current period contribution to AFFO is more volatile, often reduced during construction and increasing as the redevelopment becomes stabilized, as described below. Stabilized Pre-Construction Value Creation Opportunity Based on location and ability to reposition the asset in the market AFFO Growth Opportunity Stabilized NOI, with the potential to outpace the market through repositioning Current Example East 88th and Second Ave. Construction Phase Initial Value Creation GAV is created as redevelopment dollars are spent AFFO Dilution Down units and disruption to leasing from construction, partially offset w/ capitalized interest Current Example 707 Leahy, Flamingo Point Lease-Up Continued Value Creation GAV increases as construction is completed and lease-up begins AFFO Dilution Vacancy during lease up, increased marketing expenses, and minimal or no capitalized interest offset Current Example Parc Mosaic Post Redev NOI Stabilization Value Creation Fully Realized Full accretion from investment and incremental value creation Full AFFO Earnings Maximized earnings potential through intentional community design, targeted marketing, and successful repositioning Achieved up to 2 years after construction completion Current Example Park Towne Place

Redevelopment: 2019 Starts 707 Leahy, Redwood City, CA BEFORE: Aged improvements mask the quality of the location and the opportunity for higher rents. AFTER: Completely rebuilt top-down and inside-out, commanding rents that provide an accretive return on the incremental investment. In the second quarter, Aimco began a $24M major redevelopment of this 110-apartment home community and its amenities. 707 Leahy is located in one of the world’s most dynamic job markets and benefits from higher density than permitted under the current zoning code. Aimco expects to generate a FCF IRR of ~9% on this investment. Status Update On plan, with the first units to be delivered, and the first residents moved-in in 1Q 2020.

Redevelopment: 2019 Starts Flamingo Point, Miami Beach, FL Aimco will complete, by year-end, the initial $40M phase of redevelopment which includes the creation of a 43,000 square foot entry plaza, new retail offerings, common area upgrades, plus extensive landscaping and exterior amenities. Aimco has begun the Major Redevelopment of the 366 apartment homes in the North Tower with initial occupancy expected in 3Q 2021. Aimco believes the construction risk associated with this $170M investment is similar to our recently completed redevelopment of Park Towne Place and The Sterling and the lease-up risk is similar to our One Canal and Indigo developments. Aimco has also begun the Small Phase Redevelopment of the Center Tower. Aimco expects to invest $70M in the renovation of 520 apartment homes, on-the-turn, at a pace dictated by the market, thereby limiting construction and lease-up risk. Aimco believes the risks associated with this $70M investment to be similar to our Saybrook Pointe and Bay Parc redevelopments. Upon completion of the amenities, common areas, and apartments in the North and Center towers, we will have invested $280M, generating a FCF IRR of ~10% on the incremental investment, 400 bps greater than the expected free cash flow from the properties being sold to fund this investment. After redevelopment Flamingo Point will be an exclusive waterfront neighborhood containing distinct and differentiated communities in a resort setting, with tropical landscape, refined and tailored retail offerings, and luxury amenities. We invite you to see for yourself. Aimco will host a tour of Flamingo Point and the Brickell Bay Drive properties the weekend prior to the March 2020 Citi Conference, see page 21 for details. Status Update Amenity construction is on track for completion by year-end. North Tower demolition and initial construction is on-plan, construction is expected to be complete in 3Q 2021. Center Tower renovation of units on-the-turn is on track to commence in 1Q 2020.

REDEVELOPMENT PIPELINE

POTENTIAL REDEVELOPMENT PROJECTS

- Aimco plans future starts to backfill its redevelopment pipeline taken from opportunities illustrated below. Aimco evaluates projects in a disciplined risk-adjusted manner. In appropriate instances, Aimco uses third-party developers to benefit from their expertise and rely on their credit to minimize construction risk.



MINNEAPOLIS
Calhoun Beach Club
(Expanded Scope)
NEW YORK CITY
East 88th & 2nd Ave
PHILADELPHIA
Chestnut Hall
GREATER WASHINGTON, DC
Bent Tree
Foxchase
MIAMI
Bay Parc
(Additional Phases)
BAY AREA
Preserve at Marin
(Expansion)
DENVER
Anschutz Expansion
(Additional Phases)
GREATER LA
Villas at Park La Brea
HillCreste
SAN DIEGO
Mariner's Cove

PRELIMINARY 2020 OUTLOOK

- In 2019, Aimco will invest $240-$260 million in redevelopment and development. Aimco's preliminary 2020 outlook assumes investment of approximately $250-$300 million in redevelopment and development, predominately on projects already in process.

The menu shown above is representative of the communities whose redevelopment or development is being considered through 2021. Actual projects and their scope will differ depending on approvals.

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PORTFOLIO MANAGEMENT

Aimco allocates capital on a leverage-neutral basis in accordance with its FCF IRR paired-trade discipline.

Aimco considers unlevered risk-adjusted returns from a menu of capital uses including:	Aimco considers portfolio implications and execution risks such as:	Aimco considers its cost of unlevered equity capital, including:
• Capital Enhancements • Redevelopment • Development • Acquisitions • Leverage reduction • Share buybacks	• Geographic market concentrations • Price point concentrations • Competitive new supply • Entitlement risk • Construction risk • Lease-up risk	• Sale of lower-rated properties • Sale of partial interests in higher-rated properties • Issuance of shares or OP units

Aimco continues to be active in the pursuit of value-creating opportunities both inside and outside its portfolio.

Capital Allocation Category	Description	Aimco Example
Covered-land investments	Land value that approaches or exceeds the current developed value.	Eastpointe/Parc Mosaic & 1001 Brickell Bay Drive/Yacht Club
Under-managed communities	Communities that benefit from Aimco's peer-leading operating platform and property management.	Bent Tree & Avery Row
OP unit transactions	Tax-advantaged transactions where Aimco's UP-REIT platform offers benefit to the seller.	Philadelphia portfolio
Acquisition of new construction	Aimco bears lease-up risk but has no construction risk.	Vivo & 50 Rogers acquisitions
Stock buybacks	Selling assets at market prices to reinvest in the Aimco portfolio at a meaningful discount to NAV.	2018 purchases of 8.7M shares at prices averaging $45 per share • AIV has existing authorization to repurchase 10.6M shares

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PORTFOLIO MANAGEMENT

In 2019 Aimco has **RE-ALLOCATED CAPITAL** from submarkets with lower-growth prospects, such as Suburban Chicago, to submarkets with **HIGHER-GROWTH PROSPECTS**, such as Miami Beach (through redevelopment of Flamingo Point) and Brickell (through acquisition of 1001 Brickell Bay Drive).

Aimco believes Illinois' unfavorable real estate tax prospects and out-migration will result in lower future growth.


Chicago
IL
Miami
FL

Aimco believes Florida's favorable tax regime and in-migration favor higher-growth prospects.

1001 BRICKELL BAY DRIVE

In July, Aimco acquired for $157M a 95% interest in the office building located contiguous to its Yacht Club apartments. Combining the two properties, Aimco owns 4.25 acres with more than 600 linear feet of Biscayne Bay frontage.

	1001 Brickell Bay Drive (Office Use)	Property Sales (Expected)	Approximate Spread
NOI Yield (Initial at 85% Occ)	mid/high - 5%	mid/high - 5%	+10 bps
NOI Yield (Stabilized at 92% Occ)	low/mid - 6%	mid/high - 5%	+60 bps
FCF IRR	mid - 8%	~6.0%	+250 bps



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Portfolio Management 1001 BRICKELL BAY DRIVE Aimco evaluated this acquisition several different ways: Defensive – 1001 Brickell, contiguous to our Yacht Club apartments, was for-sale with existing entitlements to increase density. Aimco considered that a possible redevelopment of the site would disrupt Yacht Club operations and might undermine the potential benefit from Aimco’s future redevelopment of Yacht Club. Land value –The most recent sale of one of Brickell’s ten waterfront parcels was vacant land sold in 2014 for $100 million per acre. At 1.8 acres, the Aimco purchase price was less than that comparable sale. Assemblage value – By right, a developer can build more than 3 million square feet of rentable space on the combined site, 10% more than permitted on the individual sites. This assemblage ‘bonus’ is only available to the owner of both land parcels. Operating as an office building – Aimco, understanding the market is cyclical and timing uncertain, evaluated continuing to operate the building for office uses. Aimco owns ~1M square feet of office and retail space in its portfolio and is knowledgeable about office leasing and required tenant improvement costs. Aimco concluded investment in 1001 Brickell Bay Drive had: LIMITED DOWNSIDE due to the demand for office space in Brickell and the attractive current return from the existing office use; and CONSIDERABLE UPSIDE due to demand in Brickell for more intense real estate uses ranging from office, retail, and hotels to rental apartments and condominiums. The highest land values will likely result from a combination of the above uses, in a premier waterfront development with permanently unobstructed views. Development of mixed-use, high rise buildings is not within Aimco investment policies. We expect such a development will be undertaken by a purchaser of the two properties. In a cash sale, Aimco will have no further involvement. It is possible that Aimco will retain an unsubordinated land lease. It is also possible, if the proposed use were to include rental apartments, that Aimco would purchase the multi-family component on terms consistent with Aimco policies limiting exposure to construction and lease-up risks.

HIGH QUALITY BALANCE SHEET

AIMCO LIMITS RISK THROUGH BALANCE SHEET STRUCTURE

- Manage refunding risk by property debt with low leverage, long duration, and regular amortization:
  - 32% LTV
  - 25% LTV refunding risk at maturity after consideration of perpetual preferred securities and annual amortization of property debt, funded through retained earnings
  - 2.8% average annual refunding risk[(1)], equivalent to peer average.
  - Average duration of Aimco leverage is 8.8 years ~1 year longer than peer average.

- Limit entity risk:
  - Finance primarily with non-recourse property debt and preferred equity

- Maintain liquidity and financial flexibility:
  - Ample available credit: $800M revolving credit facility currently largely available
  - A pool of unencumbered properties: Valued at ~$2.4B.

- Maintain investment grade rating as confirmation of the safety of Aimco's balance sheet.

- At 3Q 2019, Aimco total leverage-to-EBITDA[(2)] was 7.5x. Aimco expects this ratio to be 7.0x by year end 2019, and 6.6x by year end 2020.


One Canal
Boston, MA
ONE CANAL

Aimco balance sheet data is calculated based on balances at Sept 30, 2019.

(1) Refunding risk is calculated as the average annual refunding exposure as a percentage of GAV as estimated by Green Street Advisors.

(2) Aimco total leverage-to-EBITDA refers to Proportionate Debt and Preferred Equity to Adjusted EBITDAre as defined in the glossary of Aimco's Third Quarter 2019 Earnings Release and Supplemental Information.

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High quality balance sheet $247M of property debt is payable at par in 2020 but does not mature until 2021; Aimco intends to repay this debt in 2020. Refunding risk is lower than total leverage due to principal amortization paid from retained earnings. Since September 2018, through net leverage decisions, such as property debt refinancing and redeeming Aimco preferred stock, Aimco has reduced its weighted average cost of leverage by approximately 60 bps (~$24M annually) and extended its duration. By growing the value of its unencumbered properties, Aimco has improved the safety and flexibility of its balance sheet.

TEAM AND CULTURE TEAM ENGAGEMENT Out of hundreds of participating companies, Aimco is one of seven recognized as a "Top Place to Work" in Colorado for each of the past seven years. In 2019, Aimco, for the first time, was also recognized as a “Top Place to Work” in the Bay Area. For the past five years, Aimco team engagement scores, on a 1 to 5 scale, have averaged better than 4. TALENT AND SUCCESSION PLANNING In 2018, Aimco invested $1.9M in team member training and development. Aimco prefers promotion from within and maintains a talent pipeline for every executive officer position, including CEO. Aimco plans in advance for succession. Positions are filled considering the business strategy and needs at the time of a vacancy, with the candidates’ skills, experience, expertise, leadership, and fit. The Aimco Board of Directors participates actively in succession planning and reviews in detail annually candidate development and the executive talent pipeline. Further, the Board engages directly and regularly with executive officers and the candidates for their succession.

Paul Beldin EVP & Chief Financial Officer 11 Years John Bezzant EVP & Chief Investment Officer 13 Years Lisa Cohn EVP & General Counsel 17 Years Miles Cortez EVP & Chief Administrative Officer 18 Years Matt Eilen Property Operations Finance 9 Years Patti Fielding EVP: Debt & Treasurer President: Aimco Investment Partners 22 Years Michael Englhard Redevelopment Construction Services 6 Years Kristina Howe Property Operations & Marketing 17 Years Jennifer Johnson Human Resources 15 Years Keith Kimmel EVP Property Operations 17 Years Didi Meredith Property Operations West Operations 13 Years Leann Morein Compliance 25 Years Kevin Mosher Property Operations East Operations 12 Years Wes Powell EVP Redevelopment 15 Years Terry Considine Chairman & CEO 44 Years Patti Shwayder Government Relations & Communications 17 Years Lynn Stanfield EVP Finance & Tax 18 Years Richard Hawthorne Redevelopment Construction Services 11 Years Martin Sprang Asset Quality & Service 13 Years Aimco benefits from a long-tenured team with an average of 16 years of Aimco service. Andrea Young IT 2019 Hire Aimco senior leadership team

Why invest in Aimco? Best-in-Class Operations: Lower resident turnover through intentional focus on customer selection and satisfaction drives peer-leading margins. Paired-Trade Capital Allocation Discipline: Aimco adheres to a disciplined paired-trade strategy comparing expected unlevered returns on each of its capital allocation uses to the expected unlevered costs of capital. Aimco invests up to 3% of its GAV at FCF IRRs of ~10% annually in repositioning existing properties and constructing new ones, adding on average, $0.40 to Net Asset Value for every dollar invested in the last 5 years. Since 2016, notwithstanding a fully priced market, Aimco has made $1.5B of opportunistic acquisitions and investments where Aimco had a comparative “advantage” that provided outsized value creation. Indigo, Palazzo (reacquisition of 47% interest from JV partner), Bent Tree Apartments, Philadelphia portfolio, Avery Row, 50 Rogers, and 1001 Brickell Bay Drive; These acquisitions, funded with paired trade sales, increased expected FCF IRR by ~300 bps. Geographically Diversified: Targeting 12 of the largest markets in the nation. Safe and Flexible Balance Sheet: Aimco is the only REIT in its peer group that primarily uses safe, non-recourse, property level financing while maintaining an investment grade rating as confirmation of the safety of its balance sheet. Bay Parc Miami, FL

APPENDIX A - SUPPLY OUTLOOK

- Aimco considers competitive new supply to be significant primarily to "A" price point communities in submarkets with completions projected to be more than 2.0% of existing stock.
- Even where markets face elevated new supply, the quality of the Aimco offering or its location, or an increase in local demand (for example from job growth), can reduce or offset the impact of new supply.
- Third parties forecast that two submarkets with material investments by Aimco are expected to have 2020 increases in supply >2%: Mid-Wilshire in Los Angeles and Center City Philadelphia.

Market	Submarket	% Aimco GAV Invested in "A" Submarket Graded Communities	2020 Completions as a % of Stock(1)	Aimco Specific Mitigating Factors
Los Angeles	Mid-Wilshire	8.8%	2.5%	Deliveries delayed from 2019 cause this submarket to screen at our elevated supply threshold in 2020, if further delays are experienced the impact will be muted in 2020.
Philadelphia	Center City	6.7%	3.1%	New supply pressure continues; however, it is declining from 2018 and 2019. In the midst of high supply, Aimco has enjoyed robust demand for its apartment homes in Center City and University City.

- Third parties also forecast that three submarkets with lesser investments by Aimco, totaling ~6% of GAV, are expected to have 2020 increases in supply >2%: One Canal in Boston; Calhoun Beach Club in Minneapolis; Indigo and 707 Leahy in Redwood City, CA.
- On balance, although the submarkets are somewhat different, Aimco expects about one-fifth of its GAV to be subject to significant new supply in 2020, similar to its expectations entering 2017, 2018, and 2019.

(1) Based on submarket data for deliveries in 2020 as a percentage of 3Q19 forecasted stock as of 3Q 2019, available from Axio/MPF Research.

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APPENDIX B - PRELIMINARY 2020 OUTLOOK

In late September, Aimco published a preliminary outlook for 2020 to communicate its "Base Case Model" for AFFO and NAV for 2020. Aimco will provide 2020 guidance with the issuance of its fourth quarter 2019 Earnings Release, early in 2020.

2020 AFFO OUTLOOK

- Aimco's Base Case Model for 2020 AFFO is 6% to 8% growth from 2019's expected results; an increase of $0.13 to $0.18 per share. AFFO growth will come primarily from Same Store communities, which are expected to add between $0.13 and $0.15 per share; plus contribution from lease-ups and lower interest expense; less earnings from properties sold to reduce leverage to the Aimco target amount and to fund 2020 redevelopment spending.

	2019 Current Midpoint of Guidance	2020 Base Case Model Midpoint Range
Pro forma FFO per share (Growth)	$2.48	$2.59 to $2.64 (5% to 7%)
AFFO per share (Growth)	$2.19	$2.31 to $2.35 (6% to 8%)
Revenue change compared to prior year	3.70%	3.2% to 3.6%
Expense change compared to prior year	2.30%	1.8% to 2.2%
NOI change compared to prior year	4.20%	3.7% to 4.1%

The Aimco Base Case Model forecasts:

- positive contribution from the lease up of communities newly acquired or constructed, and those currently under construction and expected to begin leasing in 2020;
- dilution expected from de-leasing the single 2020 redevelopment start now planned, although not yet approved; and
- 2020 leverage lower year-over-year by ~$100M with leverage costs lower year-over-year by ~$10M.

The Aimco Base Case Model does not include the estimated $27M of incremental annual income, net of incremental expenses, expected in 2021-2023 from properties not yet stabilized at 2020 year-end.

The Aimco Base Case Model also forecasts leverage-to-EBITDA to be 6.6x at year end 2020, a reduction of 0.4x from the expected year end 2019 ratio. This will be accomplished primarily by earnings growth.

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APPENDIX B - PRELIMINARY 2020 OUTLOOK

2020 NAV & ECONOMIC INCOME OUTLOOK

- Aimco publishes semi-annually its internal estimate of Net Asset Value. As of 3Q 2019, Aimco estimated its NAV at $58 per share, up $2 from 3Q 2018.
- Given Aimco's forecast of 4Q results and assuming unchanged market pricing, Aimco expects its NAV at YE 2019 will be ~$59 per share, driven by NOI growth.
- Given the Aimco Base Case Model forecasted results and assuming unchanged market pricing, Aimco NAV at YE 2020 will be ~$62 to $64 per share.
- Assuming the NAV increases described above, 2019 dividends, and 2020 cash dividends increased to reflect forecasted AFFO, Economic Income is expected to provide ~8% return in 2019 and 8% to 11% in 2020.

	2019 Estimate	2020 Base Case Model
NAV Growth	~5%	~5% to 8%
Dividends	~3%	~3%
Economic Income	~8%	~8% to 11%

Aimco also included in its preliminary 2020 outlook a summary of Aimco specific factors and policies that consider the possible impact of an unexpected downturn in economic conditions.


21 Fitzsimons
Aurora, CO

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Appendix C – upcoming events Aimco Fourth Quarter 2019 Earnings Conference Call Friday, January 31, 2020 – 1pm ET One-on-One meetings Call to schedule Come see Aimco’s most recent investment in Miami Beach and Brickell. Aimco invites you to tour the Flamingo Point redevelopment and Brickell Bay Drive properties on Saturday or Sunday February 28th and March 1st, 2020 (prior to the Citi REIT Conference). Additional details will be provided in advance. Please contact Matt Foster, Director IR, matthew.foster@aimco.com, (303) 691-4513, for more details. Flamingo Point Miami Beach, FL

FORWARD LOOKING STATEMENTS & other INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of 2019 and 2020 expectations, including but not limited to: AFFO and selected components thereof; Aimco redevelopment and development investments and projected value creation from such investments; Aimco refinancing activities; and Aimco liquidity and leverage metrics. These forward-looking statements are based on management’s judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco’s ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to Aimco redevelopments and developments; and Aimco’s ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco’s control, including, without limitation: Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; Financing risks, including the availability and cost of capital markets’ financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that earnings may not be sufficient to maintain compliance with debt covenants; Insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; and Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Pursuant to its existing authority to repurchase up to an additional 10.6M shares, Aimco may make repurchases from time to time in the open market or in privately negotiated transactions at the Aimco’s discretion and in accordance with the requirements of the SEC. The timing and amount of repurchases, if at all, will depend on market pricing as well as other conditions. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2018, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, that are measures not defined under accounting principles generally accepted in the United States, or GAAP. Certain Aimco terms and Non-GAAP measures are defined in the Glossary and Reconciliations of Non-GAAP Financial and Operating Measures included in Aimco’s Third Quarter 2019 Earnings Release dated October 31, 2019.